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                                  Exhibit 23.4


                           Consent of Moore Stephens


                         Independent Public Accountants
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-3 of our report, which includes explanatory paragraphs on Cronos' ability to continue as a going concern and on the possibility of Cronos becoming a defendant in certain lawsuits, dated April 8, 1999, on our audits of the financial statements and financial statement schedules of The Cronos Group. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


                                        /s/ MOORE STEPHENS
                                        -----------------------------------
                                        Moore Stephens

London, England
14 February 2000